UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2007

MERGE TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	0-29486	39-1600938

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6737 W. Washington Street, Suite 2250 Milwaukee, WI		53214-5650

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 977-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Merge Technologies Incorporated (the “Company”) announced that Mr. Steven R. Norton was appointed as Executive Vice President and Chief Financial Officer (“CFO”) effective January 8, 2007. In connection with his appointment, Mr. Norton and the Company entered into an employment agreement which provides for annual base salary of $300,000 and an annual performance-based target cash bonus of 60% of his base salary.

          In addition, pursuant to the employment agreement, the Company granted Mr. Norton an option to purchase 225,000 shares of the Company’s common stock on January 9, 2007 with an exercise price of $6.02, the closing price of the Company’s common stock on that date. The employment agreement also provides Mr. Norton with a severance package equal to 12 months of base salary and target bonus, plus a pro rata portion of his target bonus amount earned during the year, if any, and continuation of insurance and other benefits if Mr. Norton’s employment is terminated without Cause or if Mr. Norton elects to resign for Good Reason (as each term is defined in the employment agreement).

          Previously, Mr. Norton was Senior Vice President and Chief Financial Officer at Manhattan Associates (NASDAQ: MANH), a $300 million leader in supply chain management software and systems, with offices in the United States, Europe, Asia (including a development center with over 500 employees in Bangalore India), and Australia. While at Manhattan, he was responsible for all financial areas, information technology, and investor relations. Prior to that, he spent over five years as an Executive Vice President and Chief Financial Officer with Concurrent Computer Corporation (NASDAQ: CCUR), where his responsibilities included finance, human resources, information technology, investor relations, and manufacturing operations.  Additionally, Norton has held senior management positions at LHS Group, Ernst & Young, and KPMG. He received his Bachelor of Arts degree from Michigan State University in 1983.

          A copy of the employment agreement between the Company and Mr. Norton dated January 8, 2007 is attached to this Current Report as Exhibit 10.18.

Item 8.01        Other Events.

          On January 9, 2007, the Company issued a News Release announcing Mr. Norton’s hiring. A copy of the Company’s News Release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE TECHNOLOGIES INCORPORATED

January 12, 2007	By:	/s/ Kenneth D. Rardin

	Name:	Kenneth D. Rardin
	Title:	President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.18	Exhibit 10.18 Form of Employment Agreement between the Registrant and Steven R. Norton as of January 8, 2007.

99.1	Exhibit 99.1 News Release dated January 9, 2007